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                              BANCFIRST OHIO CORP.
                            EXECUTIVE RETENTION PLAN

Effective August 19, 1999, BancFirst Ohio Corp. adopts this Plan to provide additional compensation to eligible management and highly compensated employees whose employment is terminated under circumstances described in Section 2.01.


                                    ARTICLE I
                                   DEFINITIONS

Whenever used in this Plan, the following words and phrases will have the meaning given below. Also, the form of each term will include any other form, the singular form of any term will include the plural, the plural form will include the singular, the masculine pronoun will include the feminine and the feminine pronoun will include the masculine. Other words and phrases also may be defined in the Plan text.

Affiliate means any entity which, together with the Company, is a member of a controlled group of corporations or of a commonly controlled group of trades or businesses [as defined in Code ss.ss.414(b) and (c), as modified by Code ss.415(h)] or of an affiliated service group [as defined in Code ss.414(m)] or other organization described in Code ss.414(o).

Beneficiary means the person designated by a Participant to receive any death benefits payable under Section 2.02. This designation may be made in any form acceptable to the Company. If a Participant does not name a Beneficiary, any death benefit payable under this Plan will be distributed to the Participant's surviving spouse or, if there is no surviving spouse, to the Participant's estate.

Board of Directors or Board means the Company's board of directors.

Cause means:

         (a) Any unauthorized disclosure by a Participant of the Company's business practices or accounts to a competitor that results in serious damage to the Company;

         (b) Any willful and wrongful misappropriation by a Participant of funds, property or rights of the Company that results in serious damage to the Company;

         (c) Any willful and wrongful destruction of business records or other property by a Participant which results in serious damage to the Company;

         (d) The conviction of a Participant of a felony involving moral turpitude or, as the result of a plea bargain, conviction of the Participant of a misdemeanor, provided the Participant was originally charged with a felony involving moral turpitude;

         (e) Gross and willful misconduct by the Participant which results in serious damage to the Company; or

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         (f)      The Participant's material breach of duties and
                  responsibilities associated with his or her employment.

Change of Control means:

         (a) The acquisition by any entity or person ("Person") [within the meaning of Rules 13d-3 or 14(d)(2) issued under the Securities Exchange Act of 1934, as amended] of direct or beneficial ownership of 25 percent or more of the combined voting power of the Company's outstanding securities then entitled to vote generally in the election of directors ("Voting Securities"); provided, however, that the following acquisitions will not constitute a Change of Control: (i) any acquisition by the Company, (ii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (iii) any acquisition by any Person who on the Effective Date was the beneficial owner of 20 percent or more of the combined voting power of the Voting Securities outstanding on that date;

         (b) The adoption of a plan of complete liquidation of the Company or of an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets;

         (c) Adoption of any plan of reorganization, merger or consolidation, other than a reorganization, merger or consolidation after which the voting Securities outstanding immediately before the plan is adopted continue to represent at least 60 percent of the Voting Securities (or those of the surviving entity) immediately after the reorganization, merger or consolidation.

         (d) A change in the majority of the Board of Directors within a 12-month period; provided, however, that any new director whose nomination for election by the Company's shareholders was approved, or who was appointed or elected to the Board of Directors by, the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12 month period will not be counted when determining if there has been a change in the majority of the Board of Directors.

Code means the Internal Revenue Code of 1986, as amended.

Company means BancFirst Ohio Corp.

Compensation means a Participant's annual base salary payable by the Company in effect on or immediately before the date a Participant Terminates.

Effective Date means August 19, 1999.

Employee means an individual who is performing services for the Company or an Affiliate on the date that a Change of Control occurs.

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Participant means an Employee to whom the Board extends the benefits described in Section 2.01 of this Plan. The Board will notify each Participant of his or her participation in this Plan and will give each Participant a copy of this document and of any subsequent Plan amendments.

Plan means the BancFirst Ohio Corp. Executive Retention Plan, as described in this document and any amendments to it that are subsequently adopted.

Termination means, after a Change of Control:

(a) A complete severance of the employment relationship between a Participant and the Company;

(b) A reduction of the Participant's base salary for any reason other than in connection with the complete severance of his or her employment relationship with the Company;

(c) A material reduction of the value of the fringe benefits provided to the Participant immediately before the Change of Control or below the level of fringe benefits provided generally to other actively employed similarly situated Employees, unless the Company agrees to fully compensate the Participant for any this material reduction;

(d) Any material breach by the Company of any other employment related agreement between it and the Participant, including the Company's failure or inability to discharge its obligations to the Participant.


                                   ARTICLE II
                               RETENTION BENEFITS

2.01     Amount of Benefit

A Participant whose employment is Terminated (other than for Cause) within 24 months after a Change of Control occurs will receive a benefit under this Plan equal to the smaller of (a) 200 percent of his or her Compensation or (b) the maximum amount that may be distributed without incurring an excise tax under Code ss.ss.280G and 4999. This benefit will be in addition to any other benefits or amounts to which the Participant is entitled on account of his or her termination of employment.


2.02     Time and Method of Payment

The benefit described in Section 2.01 (and adjusted as described in Section 2.03) will be paid to the Participant in a single lump sum amount within five days after it becomes due. However, if the Participant dies between the date that he or she Terminates and the date that he or she receives the benefit provided under Section 2.01, the benefit will be paid to the deceased Participant's Beneficiary.

2.03     Payment of Taxes

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Before it is distributed, the Company will withhold any income and employment taxes due from the Participant or Beneficiary on account of any benefit payable under Section 2.01 and will pay those withheld taxes to the appropriate taxing authority.

2.04     No Multiple Benefits

No Participant is entitled to multiple benefits under Section 2.01, even if there have been multiple Changes of Control. However, the amount and entitlement to a benefit under Section 2.01 will be calculated separately from each Change of Control. If there have been multiple Changes of Control within a single 24-month period, the Participant will be entitled to the largest benefit produced under Section 2.01 even if the amount of that benefit is larger than the amount that would be due on account of another Change of Control occurring during a single 24-month period.


                                   ARTICLE III
                                 ADMINISTRATION

3.01     Administration

This Plan will be administered by the Company. Subject to Section 3.02, all actions taken by the Company in connection with this Plan (including the exercise of any discretionary matters contemplated by the Plan) will be conclusive, final and binding under all Participants and upon all persons, including Beneficiaries, claiming any rights under the Plan.

3.02     Claims Procedure

         (a) Any Participant or Beneficiary who believes that he or she is entitled to a Plan benefit may file a claim with the Company.

         (b) If a claim is wholly or partially denied, the Company will send a written notice of denial to the claimant. This notice must be written in a manner calculated to be understood by the claimant and must include:

                  (i) The specific reason or reasons for which the claim was denied;

                  (ii) Specific reference to pertinent Plan provisions, rules, procedures or protocols upon which the Company relied to deny the claim;

                  (iii) A description of any additional material or information that the claimant may file to perfect the claim and an explanation of why this material or information is necessary; and

                  (iv) A description of the steps the claimant may take to appeal an adverse determination

The Company will render its decision within 90 days of receiving a benefit claim. However, if special circumstances (such as the need for more information) require additional time, this decision will be rendered as soon as possible, but, not later than 180 days after receipt of the claim and only if the Company notifies the claimant, in writing, that it needs more time to

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review a claim and why that additional time is needed. If the Company does not issue its decision within this period, the claim will be deemed to have been denied.

         (c) If a claim has been wholly or partially denied, the affected claimant, or his or her authorized representative may:

                  (i) Request that the Company reconsider its initial denial by filing a written appeal no more than 60 days after receiving written notice that all or part of the initial claim was denied;

                  (ii) Review pertinent documents and other material upon which the Company relied when denying the initial claim; and

                  (iii) Submit a written description of the reasons for which the claimant disagrees with the Company's initial adverse decision.

An appeal of an initial denial of benefits and all supporting material must be made in writing and directed to the Company. The Company is solely responsible for reviewing all benefit claims and appeals and taking all appropriate steps to implement its decision.

The Company's decision on review will be sent to the claimant in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions, rules, procedures or protocols upon which the Company relied to deny the appeal.

The Company will render its decision within 60 days of receiving a benefit appeal. However, if special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) require additional time, this decision will be rendered as soon as possible, but not later than 120 days after receipt of the claimant's written appeal and only if the Company notifies the claimant, in writing, that it needs more time to review an appeal and why that additional time is needed. If the Company does not issue its decision within this period, the claim will be deemed to have been denied.

                                   ARTICLE IV
                    AMENDMENT TO AND TERMINATION OF THE PLAN

4.01     Right to Amend

The Company may modify, alter or amend the Plan at any time. However, no amendment may affect any Participant's or Beneficiary's right to receive the benefit described in Article II without the Participant's (or Beneficiary's) consent and the Plan may not be amended in any respect after a Change of Control.

4.02     Right to Terminate

Unless it is renewed by the Board of Directors, this Plan will automatically terminate at the end of the twelfth calendar month beginning after the Effective Date ("Expiration Date") and on each anniversary of the Expiration Date. However if a Change of Control occurs while the Plan is in effect, the Plan will continue (with or without action by the Board) for the longer of 24 months after the Change of Control or the date that all benefits due under Section 2.01 have been paid.

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4.03     Plan Merger and Consolidation

If the Plan is merged into or consolidated with any other plan, each affected Participant will be entitled to a benefit immediately after the merger, consolidation or transfer (determined as if the surviving plan had then terminated) at least equal to the benefit he or she had accrued immediately before the merger or consolidation (determined as if the Plan terminated immediately before that merger or consolidation).

4.04     Successor Employer

If the Company dissolves into, reorganizes, merges into or consolidates with another business entity, provision may be made by which the successor will continue the Plan, in which case the successor will be substituted for the Company under the terms and provision of this Plan. The substitution of the successor for the Company will constitute an assumption by the successor of all Plan liabilities and the successor will have all of the powers, duties and responsibilities of the Company under the Plan.

                                    ARTICLE V
                                  MISCELLANEOUS

5.01     Non-alienation of Benefits

The right of a Participant, Beneficiary or any other person to receive Plan benefits may not be assigned, transferred, pledged or encumbered except as provided in the Participant's Beneficiary designation, by will or by applicable laws of descent and distribution. Any attempt to assign, transfer, pledge or encumber a Plan benefit will be null and void and of no legal effect.

5.02     Inability to Receive Benefits

Any Plan benefit payable to a Participant or Beneficiary who is declared incompetent will be paid to the guardian, conservator or other person legally charged with the care of his or her person or estate. Also, if the Company, in its sole discretion, concludes that a Participant or Beneficiary is unable to manage his or her financial affairs, it may but is not required to, distribute Plan benefits to the Participant's or Beneficiary's spouse, lineal ascendants or descendants or other close living relatives who demonstrates to the satisfaction of the Company the propriety of those distributions. Any payment made under this Section will completely discharge the Plan's liability with respect to that payment. This Company is not required to see to the application of any distribution made to any person.

5.03     Lost Participants

Each participant is obliged to keep the Company apprised of his or her current mailing address and that of his or her Beneficiary. The Company's obligation to search for any Participant or Beneficiary is limited to sending a registered or certified letter to the Participant's or Beneficiary's last known address. Any amounts credited to the Accounts or any Participant or Beneficiary who does not file a claim for benefits with the Company will be forfeited no later than 12 months after benefits are otherwise payable. However, this forfeited benefit will be restored and paid if the Company subsequently approves a claim for benefits under the procedures described in Section 3.02.

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5.04     Limitation of Rights

Nothing in the Plan, expressed or implied, is intended to confer, or may be construed as conferring, upon or giving to any person, firm or association (other than the Company, an Affiliate, Participants, their Beneficiaries and their successors in interest) any right, remedy or claim under or by reason of this Plan.

5.05     Invalid Provision

If any provision of this Plan is held to be illegal or invalid for any reason, the Plan will be construed and enforced as if the offending provision has not been included in the Plan. However, that determination will not affect the legality or validity of the remaining parts of this Plan.

5.06     One Plan

This Plan may be executed in any number of counterparts, each of which will be deemed to be an original.

5.07     Governing Law

The Plan will be governed by and construed in accordance with the laws of the United States and, to the extent applicable, the laws of Ohio.


                                       BANCFIRST OHIO CORP.

                                       By:
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                                       Print Name:
                                                   ---------------------------
                                       Title:
                                              --------------------------------

Date:
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